Exhibit 10.15



March 26, 2004


CONSULTING AGREEMENT



THIS AGREEMENT (the "Agreement") is entered into on the 29th day of March, 2004, by and between Noah Clark, an individual having an office located at 4225 New Forest Dr., Plano, Texas 75093 (hereinafter referred to as "the Consultant") and Warp Technology, a Nevada Corporation, having an office located at 708 3rd Ave., 6th floor,New York , New York 10017 (hereinafter referred to as "Warp").


WHEREAS, Warp Technology is desirous of the Consultant performing certain services on its behalf as more specifically set forth herein ("the Services");


WHEREAS, the Consultant desires to perform the Services for Warp Technology ;
and


WHEREAS, the parties have agreed that the Consultant will provide the Services according to the terms and conditions set forth in this Agreement.


NOW THERFORE, THE PARTIES AGREE AS FOLLOWS:


1. Appointment

Warp Technology hereby appoints and engages the Consultant pursuant to the terms and conditions of this Agreement. Consultant accepts such appointment and agrees to perform the Services set forth herein.



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2. Engagement

Warp engages Consultant to provide the Services and Consultant accepts said engagement and agrees to provide the Services to Warp.


3. Description of Services

During the term of this Agreement, Consultant will provide the Company with the following services: strategic planning, marketing, consulting and services related to the general development of the Company's business. Consultant shall provide these services on an "As Needed" basis.


4. Term of Agreement

This Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of four months.


5.  Compensation

In consideration for the services to be provided, Consultant shall receive a total of 5 million shares of the Company's common stock (the "Shares"). Said Shares to be issued pursuant to the Company's 2004 Equity Compensation Plan filed with the Securities and Exchange Commission on January , 2004. The Shares shall be delivered to the Consultant as set forth herein:


Beginning March , 2004 the Company shalll pay the Consultant 5,000,000 shares of common stock .


The parties agree and acknowledge that the Consultant will be required to perform considerable services during the first two months of this Agreement which in the aggregate will exceed the services to be provided during the remainder of the Agreement. As a result, and as an inducement for the Consultant to enter into this Agreement, it is agreed and understood that this Agreement may not be cancelled by the Company except in the death of the Consultant or as set forth in paragraph 8 and that the Company shall be required to deliver the Shares to the Consultant as agreed.


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In the event that the Company shall fail to deliver the Shares as agreed,
Consultant shall not be obligated to perform any consulting services or to continue with the performance of any services until Consultant has received the required share certificate(s).


6. Where Services shall be performed

The Services shall be performed by Consultant at any office location deemed appropriate by Consultant.


7. Use of Services/Materials Created by Consultant

Warp agrees that the Services, materials, products or intellectual property created by Consultant will not be used by Warp to: promote Warp's common stock in connection with investor relations, in connection with marketing of Warp's common stock, or in connection with an offering of Warp's common stock, either by Warp directly or indirectly through any third parties.


8. Termination

This Agreement may be terminated by either party prior to the expiration of the term as follows:

         a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

         b. Upon the other party taking the benefit of any insolvency law;

         c. Upon the other party having or applying for a receiver appointed for either party; ord. Upon the breach of any representation by Warp.


9. Consultant as Independent Contractor

Consultant shall provide the Services as an independent contractor, and not as an employee of Warp or any company affiliated with Warp. Consultant has no authority to bind Warp or any affiliate of Warp to any legal action, contract, agreement, or purchase. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded to Warp employees.


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10. Consultant/Sandswire May Engage in Conflicting Activities

Warp acknowledges that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does Warp, and that Warp is not an exclusive client of Consultant.


11. Amendments

This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.


12. Severability

If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.


13. Applicable Law

This Agreement is executed pursuant to, and shall be interpreted and governed for all purposes by, the laws of the State of Texas for which the Courts in Dallas County, Texas shall have jurisdiction. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

Notices               If to Consultant, to:       Noah Clark

                                                  4225 New Forest Dr.

                                                  Plano, Texas 75093

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                      If to Warp, to:             Attention: Gus Bottazzi

                                                  Warp Technolgy

                                                  708 3rd Ave.

                                                  6th floor

                                                  New York , NY 10017



14. Inurement

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.


15. Authority to Execute and Perform Agreements

Sandswire has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of Warp. This Agreement has been duly executed and delivered and is the valid and binding obligation of Warp enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by Warp of this Agreement, in accordance with their respective terms and conditions, will not:

         a. require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

         b. conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to Warp, or any instrument, contract, or other agreement to which Sandswire is a party or by or to which Warp is bound or subject; or


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         c. result in the creation of any lien or other encumbrance on the assets or properties of Sandswire.

         d. Comply in all respects with the applicable rules and regulations relating to the issuance of common stock pursuant to an S-8 Registration Statement.


16.  Legal Proceedings

By entering into this Agreement, the parties agree to the jurisdiction of the Dallas County, Courts in the state of Texas. In the event of any litigation arising under this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys fees. It is agreed and understood that if the Company fails to deliver the Shares, the Consultant may sue for specific performance together with any legal remedies available.


17.   Indemnification

The Company agrees to indemnify and hold harmless the Consultant from any action resulting from the issuance of the Shares which may be alleged from an investor, shareholder or regulatory authority. Said indemnification to include all fees and costs including attorneys fees.














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This Agreement entered into the date set forth above.







Noah Clark

/s/ Noah Clark
---------------------------

By: Noah Clark



Warp Technology.

/s/ Gus Bottazzi
---------------------------

By: Gus Bottazzi , CEO/Chairman